Exhibit 99.2

MIMEDX Reminds Shareholders to Vote at the Upcoming Annual Meeting

Vote FOR MIMEDX’s Experienced and Highly Qualified Directors and Governance Enhancement Proposals

MARIETTA, Ga., May 12, 2021 – MIMEDX Group, Inc. (NASDAQ: MDXG) (“MIMEDX” or the “Company”), an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, today reminded shareholders to vote at the upcoming 2021 Annual Meeting of Shareholders (“Annual Meeting”), which will be held on May 27, 2021. MIMEDX’s Board of Directors unanimously recommends that shareholders vote FOR all four of its director nominees and FOR all proposals on the Company’s WHITE proxy card. MIMEDX has also confirmed that Prescience Point has voluntarily withdrawn its proxy contest and its proposed director candidates.

MIMEDX has four deeply experienced and highly qualified director nominees standing for election – Dr. M. Kathleen Behrens, Mr. Todd Newton, Mr. Timothy R. Wright, and Dr. Phyllis Gardner. MIMEDX has also put forth several key governance enhancement proposals, including declassifying the Board, reducing the ownership threshold for shareholders to be permitted to call a special meeting and adopting proxy access, all of which are consistent with public company corporate governance best practices.

Leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that shareholders vote FOR all four of MIMEDX’s director nominees and FOR all proposals included on the Company’s WHITE proxy card.

Voting at the 2021 Annual Meeting will be an important opportunity to further accelerate MIMEDX’s ongoing transformation and maintain the Company’s positive momentum that resulted from the significant progress made over the past two years by the reconstituted Board and new management team.

Your Vote Is Important, No Matter How Many

or How Few Shares You Own

You can vote by Internet, telephone or by signing and dating the WHITE proxy card and mailing it in the envelope provided.

If you have any questions about how to vote your shares, or need additional assistance, please contact:

MORROW

SODALI

MDXG@investor.Morrowsodali.com

(203) 658-9400

or

Toll-Free (800) 662-5200

MIMEDX will be holding its Annual Meeting virtually on May 27, 2021 at 10:00 a.m. Eastern Time at www.cesonlineservices.com/mdxg21_vm. MIMEDX shareholders of record as of 5:00 p.m. Eastern Time on April 16, 2021 are entitled to vote at the Annual Meeting.

MIMEDX’s definitive proxy materials, letter to shareholders and other relevant information can be found at https://votemimedx.com/.

Important Cautionary Statement

This communication contains forward-looking statements, including, among other things, statements regarding: (i) our ability to further accelerate the Company’s transformation, maintain its momentum, and create shareholder value; and (ii) the Company’s position and future opportunities. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. The Company describes factors that could cause actual results to differ from expectations in the Risk Factors section of its most recent annual report and quarterly reports filed with the SEC. Any forward-looking statements speak only as of the date of this communication and the Company assumes no obligation to update any forward-looking statement.

Important Information

The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. The Company has filed a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Annual Meeting with the SEC. Details concerning the nominees of the Company’s board of directors for election at the Annual Meeting are set forth in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the Company’s participants and their respective interests in the matters to be voted on at the Annual Meeting, by security holdings or otherwise, are set forth in the definitive proxy statement and other documents filed with the SEC in connection with the Annual Meeting. Investors and shareholders can obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the “SEC Filings” section of the Company’s website at www.mimedx.com.

About MIMEDX

MIMEDX is an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental biologics, we have both a core business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Contacts:

Investors:

Jack Howarth

Investor Relations

404-360-5681

jhowarth@mimedx.com

Media:

Hilary Dixon

Corporate Communications

770-651-9307

hdixon@mimedx.com